ALLMERICA FINANCIAL CORPORATION ANNOUNCES
                      IMPLEMENTATION OF GUARANTEED MINIMUM
                          DEATH BENEFIT HEDGING PROGRAM
                          -----------------------------

                 RECEIVES APPROVAL FOR $25 MILLION DIVIDEND FROM
                            LIFE INSURANCE SUBSIDIARY


WORCESTER, Mass., December 4, 2003 - Allmerica Financial Corporation (NYSE: AFC) today announced the implementation of a hedging program for its in-force variable annuity policies with Guaranteed Minimum Death Benefit (GMDB) features. The company also noted that its lead life insurance subsidiary, Allmerica Financial Life Insurance and Annuity Company, will pay a dividend of $25 million to the company.

The purpose of the GMDB hedging program is to provide the company with an economic hedge against increased GMDB claims which could arise from declines in the equity market below current levels. The program is designed to reduce the volatility in statutory capital levels from the effects of future equity market movements, but it does not hedge or reduce the cost to the company from GMDB costs at current levels.

The program utilizes a dynamic hedging approach involving exchange traded futures contracts. Under the program, hedge contracts are expected to generate cash to fund increases in GMDB claims resulting from declines in the equity market. Additionally, the program is designed so that the economic benefit resulting from a rising equity market is retained by the company.

The dividend, which approximates the company's after-tax obligations for interest on its senior debentures and Capital Securities in 2004, combined with existing cash, is sufficient to fund holding company obligations throughout 2004. Accordingly, the company does not expect to take any dividends out of its property and casualty companies next year. The company will use these funds for general business purposes, principally debt service.

"Over the past year our significant capital enhancement actions have established a strong statutory capital position and solid risk based capital ratios in our life insurance subsidiaries," said Frederick H. Eppinger, Jr., president and chief executive officer of Allmerica. Eppinger added, "Our new GMDB hedging program represents another significant step in our on-going efforts to protect and maximize the embedded value of our life insurance subsidiaries."

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Eppinger also noted,  "The  availability  of a dividend from the company's  life
insurance   subsidiary   underscores   the   strength  of  the  life   insurance
subsidiaries."

Allmerica Financial Corporation will host a conference call to discuss the company's new hedging program on December 5 at 8:30 a.m. Eastern Time. Interested investors and others can listen to the call through Allmerica's web site, located at www.allmerica.com. Web-cast participants should go to the web site 15 minutes early to register, download, and install any necessary audio software. A re-broadcast of the conference call will be available on this web site two hours after the call.

Certain statements in this release may be considered to be forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Use of the words "believes", "anticipates", "expects" and similar expressions is intended to identify forward-looking statements. The company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including the company's annual report and other documents filed by Allmerica with the Securities and Exchange Commission and which are also available at www.allmerica.com under "Financial News". In particular, statements relating to the anticipated impact and cost of the GMDB hedging program constitute forward-looking statements which will depend on, among other things, the future performance and volatility of the equity markets, the extent to which the performance of the various hedging instruments correlates with the investment performance of the underlying annuity sub-accounts, the continued availability of equity index futures and redemption and mortality patterns in the company's annuity contracts.

Allmerica Financial Corporation is the holding company for a group of insurance companies headquartered in Worcester, Massachusetts.







CONTACTS:                  Investors:                Media:
                           Henry P. St. Cyr          Michael F. Buckley
                           (508) 855-2959            (508) 855-3099
                           hstcyr@allmerica.com      mibuckley@allmerica.com